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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6350 South 3000 East
Salt Lake City, Utah 84121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on May 5, 2015

Dear Fellow Stockholders:

        We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company"). The meeting will be held at the Calvin L. Rampton Salt Palace Convention Center, located at 100 S. West Temple, Salt Lake City, Utah, at 1:00 p.m. Mountain Time on May 5, 2015. At the meeting, holders of our common stock will act on the following matters:

  1.
  The election of three Class I directors of the Company to serve terms of three years. The Company's Board of Directors intends to present Patrick M. Byrne, Barclay F. Corbus and Jonathan E. Johnson III for re-election to the Board; and

  2.
  The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

        Stockholders will also consider and act upon any other matter properly coming before the Annual Meeting.

        Following the meeting, we will discuss the status of the business and answer appropriate questions.

        Holders of record of shares of our common stock at the close of business on March 9, 2015 are entitled to vote at the meeting and any postponements or adjournments. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied the printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

        We are mailing to most of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Form 10-K"). The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2014 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.

By Order of the Board of Directors,
Jonathan E. Johnson III Chairman of the Board
Salt Lake City, Utah March 12, 2015

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 5, 2015

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended
December 31, 2014 are available at http://www.overstock.com/proxy.

Whether or not you plan to attend the meeting, please vote via the Internet or by phone or by completing, signing, dating and returning the accompanying Proxy Card in the enclosed self-addressed, stamped envelope.

OVERSTOCK.COM, INC.
6350 South 3000 East
Salt Lake City, Utah 84121

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. on May 5, 2015

  General

        Our Board of Directors (the "Board") is soliciting proxies for the 2015 Annual Meeting of Stockholders of Overstock.com, Inc. ("Overstock," the "Company," "we" or "our") to be held at the Calvin L. Rampton Salt Palace Convention Center, located at 100 S. West Temple, Salt Lake City, Utah, at 1:00 p.m. Mountain Time on May 5, 2015. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

        We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders who received the notice of Internet availability of proxy materials have the ability to access the proxy materials at http://www.overstock.com/proxy or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

        Please visit http://www.overstock.com/proxy for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

        Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

        Our principal offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100.

  Record Date and Voting Securities

        The Board set March 9, 2015 as the record date for the meeting. Stockholders who owned common stock at the close of business on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 24,272,099 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

  Proxy Materials

        Voting materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2014, are first being sent or given to stockholders on or about March 16, 2015.

The date of this Proxy Statement is March 12, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including: (i) the election of directors; and (ii) ratification of our Audit Committee's selection of KPMG LLP as our independent registered public accounting firm.

Who can vote at the Annual Meeting?

        Stockholders who owned Overstock common stock of record at the close of business on March 9, 2015 may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 24,272,099 shares of common stock outstanding at the close of business on March 9, 2015.

What are the recommendations of the Board?

        Overstock's Board unanimously recommends a vote:

  1.
  "FOR" the election of the nominated directors (see proposal 1); and

  2.
  "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 (see proposal 2).

What is a quorum?

        The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the meeting. Shares of common stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum. The inspector of election will tabulate the proxies and votes cast prior to the meeting and at the meeting to determine whether a quorum is present.

How do I vote?

        You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:

        "FOR" the election of the nominated directors in proposal 1; and

        "FOR" the ratification of KPMG LLP as our independent registered public accounting firm in proposal 2.

        If you are a "street name" stockholder and you do not return instructions on how to vote to your broker, your shares will not be voted on proposal 1. The voting of shares held by "street name" stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker's proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

        If you are a member of a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone or by means of the direction on the proxy card. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

What happens if a nominee is unable to stand for election?

        The Nominating and Corporate Governance Committee of the Board of Directors may select a substitute nominee. In that case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, the proxy holders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than three Class I nominees.

Can I vote via the Internet or by telephone?

        You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

        If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 4, 2015. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 1, 2015.

Can I change my vote or revoke my proxy?

        Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

        If you are a registered stockholder and have delivered a proxy, you may revoke your proxy at any time before the proxy is exercised by filing with our corporate Secretary a written notice of revocation at our Company headquarters at the address shown on the first page of this proxy statement. At the meeting, you also may revoke your proxy by submitting a written revocation or a later-dated proxy to the inspector of election. Your attendance at the meeting will not by itself revoke your vote.

        If your shares are held in "street name" or you are a member of a retirement or savings plan or other similar plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

        The SEC's rules allow companies to furnish their proxy materials via the Internet. Accordingly, we sent to some of our stockholders a notice of Internet availability of proxy materials for this year's annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis by submitting a request to us at http://www.overstock.com/proxy. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

        No, but the notice of Internet availability of proxy materials provides instructions on how to vote your shares.

What are Broker Non-Votes?

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. "Broker non-votes" are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote and has not received instructions on how to vote. If you do not give specific instructions, your broker or nominee may nevertheless cast your vote in its discretion for proposal 2, the ratification of the appointment of our independent registered public accounting firm.

What is the voting requirement to approve each of the proposals?

        A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting is required for the election of each nominee to the Board. Thus, assuming a quorum is present, the three nominees for Class I director receiving the highest number of affirmative votes will be elected as members of our Board of Directors to serve until the 2018 Annual Meeting. There is no cumulative voting in the election of directors. Brokers generally will not have discretion to vote on this proposal without instruction from their clients. Abstentions and broker non-votes will have no effect on this proposal.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Abstentions and broker non-votes will have no effect on this proposal; however, broker non-votes will count for purposes of establishing a quorum.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

        The affirmative vote of the holders of a majority of the common shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve any other matters that may properly come before the meeting, unless the vote of a greater number is required by law, by the Certificate of Incorporation or by the bylaws.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting, and will file a Form 8-K with the Securities and Exchange Commission ("SEC") reporting the results within four business days after the date of the meeting. You can get a copy of that Form 8-K by calling Overstock Investor Relations at (801) 947-3100 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at http://www.overstock.com/proxy.

Who pays for the proxy solicitation process?

        We will pay the costs of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks and other nominees to solicit their customers who hold shares of Overstock common stock in street name. We may reimburse such brokers, banks and nominees for their reasonable, out-of- pocket expenses. We may also use the services of our officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses. We intend to use the services of a proxy solicitation firm in connection with the meeting and anticipate that the costs of such services will be approximately $8,800 plus reimbursement for reasonable out-of-pocket expenses.

How can I get an additional copy of the proxy materials?

        If you would like an additional copy of this proxy statement or our 2014 Form 10-K, these documents are available in digital form for download or review at http://www.overstock.com/proxy. Alternatively, we will promptly send a copy to you at no charge upon request by mail to Overstock.com, Inc., Attention: Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121, or by calling Overstock Investor Relations at (801) 947-3100.

Who can help answer my questions?

        If you have questions about voting or the proposals described in this Proxy Statement, please call Georgeson Inc., our proxy solicitor, toll-free at (866) 357-4029.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 5, 2015

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at http://www.overstock.com/proxy.

PROPOSALS TO BE VOTED ON:

PROPOSAL 1—ELECTION OF DIRECTORS

  Nominees

        The nominees for election this year as Class I directors, for three-year terms ending in 2018, are Patrick M. Byrne, Barclay F. Corbus and Jonathan E. Johnson III.

        Dr. Byrne has served as our Chief Executive Officer (our principal executive officer) and as a Director since 1999, as Chairman of the Board from February 2001 through October 2005 and from July 2006 through April 2014.

        Mr. Corbus has been a director since 2007. Mr. Corbus is a member of the Audit Committee and the Nominating and Corporate Governance Committee, and is the Chairman of the Compensation Committee.

        Mr. Johnson served as our President and Corporate Secretary from July 2008 to February 2013, as our Acting Chief Executive Officer and Corporate Secretary from February 2013 to April 2013, as Executive Vice Chairman of the Board and Corporate Secretary from April 2013 to April 2014, and is currently serving as Chairman of the Board. From 2002 to 2008 he served us in a number of other executive capacities. Mr. Johnson is currently serving as a member of Class II of our Board. As such, his current term runs through 2016. Mr. Johnson is preparing for a possible run for election as Governor of the State of Utah in 2016. Given his anticipated increasingly busy schedule in early 2016, Mr. Johnson and Dr. Byrne suggested, with the approval of the Nominating and Corporate Governance Committee and the Board, that Mr. Johnson stand for early re-election at the 2015 meeting. Mr. Johnson has informed the Committee and the Board that, assuming he is re-elected as described above and assuming he is elected Governor of the State of Utah in 2016, he intends to resign from the Board in January 2017.

        Each of the nominees has consented to serve a three-year term, subject to the matter discussed above regarding Mr. Johnson. For additional information about the nominees, see "The Board—Information Regarding Director Nominees and Other Directors."

  Vote Required

        Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but otherwise they have no legal effect on the election of directors under Delaware law. Brokers generally may not use discretionary authority to vote shares in the election of directors if they have not received instructions from their clients.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Proposed Ratification of Appointment of KPMG LLP

        The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2015 and audit the effectiveness of our internal control over financial reporting as of December 31, 2015. KPMG LLP has served as our independent registered public accounting firm since

December 2009. Although ratification of the Audit Committee's selection of KPMG LLP is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the stockholders ratify the selection of KPMG LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace KPMG LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and the stockholders to do so. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  Audit Fees

        KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2014 and 2013, to audit the effectiveness of our internal control over financial reporting as of December 31, 2014 and 2013, to review our 2014 and 2013 interim financial statements, to perform services in connection with our registration statements and SEC comment letter responses, and to perform accounting consultation services. The aggregate audit fees KPMG LLP billed us for professional services for 2014 and 2013 were $1,237,000 and $1,146,000. All audit fees and other fees were pre-approved by the Audit Committee.

  Audit-Related Fees

        KPMG LLP billed us $24,000 in 2014 and $38,000 in 2013 for the audits of our 401(k) employee benefit plan.

  Tax Fees

        KPMG LLP billed us $421,000 in 2014 for professional services rendered in connection with research and development tax credit study, and compliance, tax advice, or tax planning and $283,000 in 2013 for professional services rendered in connection with our research and development tax credit study, Section 382 tax study, and compliance, tax advice, or tax planning.

  All Other Fees

        KPMG LLP billed us $0 in 2014 and 2013 for other fees.

  Auditor Independence

        The Audit Committee has considered the role of KPMG LLP in providing us with the services described above, and has concluded that those services were compatible with the independence of KPMG LLP from management and from the Company.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

General

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which all services to be performed by the independent registered public accounting firm are required to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

        The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required interim reviews performed in accordance with applicable standards) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm's audit of the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific audit services outside the engagement scope.

Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.

Tax Services

        Under the Policy, the Audit Committee may grant general pre-approval for specific tax compliance, planning and advice services to be provided by the independent registered public accounting firm, that the Audit Committee has reviewed and believes would not impair the independence of the independent registered public accounting firm, and that are consistent with the SEC's rules on auditor independence. Tax services to be performed by our independent registered public accounting firm must be specifically approved by the Audit Committee.

All Other Services

        Under the Policy, the Audit Committee may grant pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

Procedures

        Under the Policy, each year the Senior Vice President, Finance and Risk Management (our principal financial and accounting officer) and our independent registered public accounting firm jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule are subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.

  Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote "FOR" ratification of the selection of KPMG LLP as our independent registered public accounting firm.

OTHER BUSINESS

        The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Johnson will vote, or otherwise act, on your behalf in accordance with the Board's (or, in the absence of instructions from the Board, their) judgment on such matters.

THE BOARD

  General

        The Board of Directors currently consists of eight members. Each of the three nominees for election is a current member of the Board. The remaining five directors are expected to continue to serve their terms as described below. Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

  •
  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees. If any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees. The terms of office of the persons elected as Class I directors will continue until the 2018 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until their earlier incapacity, resignation or removal, subject to the matter described above in Proposal 1 regarding Mr. Johnson. It is not expected that any nominee will be unable or will decline to serve as a director.

  Board Independence

        The Board has determined that a majority of our Board consists of independent members. The Board has determined that, except for Patrick M. Byrne, who serves as our Chief Executive Officer, Jonathan E. Johnson III, who serves as Chairman of the Board and has previously served in a number of executive positions with the Company, and Stormy D. Simon, who serves as our President, each of our current directors is independent within the meaning of the Nasdaq director independence standards. In reaching this determination, the Board considered that neither Allison H. Abraham nor Joseph J. Tabacco, Jr. has any relationship with the Company except as a director and stockholder. With respect to Barclay F. Corbus, the Board considered the fact that Mr. Corbus formerly served as Co-CEO of WR Hambrecht + Co., and considered the services that WR Hambrecht + Co. has performed for the Company in the past and determined that Mr. Corbus met the independence requirements. With respect to Mr. Mitchell, the Board considered the fact that Mr. Mitchell is a managing director of Hamblin Watsa Investment Counsel and a member of the investment committee, which manages the investment portfolios of Fairfax Financial Holdings Limited, which is directly or indirectly the beneficial owner of approximately 13.1% of the Company's outstanding common stock, and determined that Mr. Mitchell met the independence standards. With respect to Dr. Kalyanam, the Board considered the fact that Dr. Kalyanam served as a consultant to the Company prior to his appointment as a director, and was or is to be paid by the Company for his 2014 consulting services an amount between $30,000 and $45,000, and determined that Dr. Kalyanam met the independence standards.

  Committees of the Board

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company's website at http://investors.overstock.com. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards and SEC rules. The committees are described in more detail below.

        Audit Committee.    The Board has a separately designated standing audit committee consisting of Allison H. Abraham, who serves as Chair, Barclay F. Corbus, Samuel A. Mitchell and Joseph J. Tabacco, Jr., each of whom is independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Ms. Abraham, Mr. Corbus, Mr. Mitchell and Mr. Tabacco is an "audit committee financial expert" as defined by the SEC. The experience of each such director that led the Board to the determination that such director is an "audit committee financial expert" is described below under "Information Regarding Director Nominees and Other Directors." The Audit Committee is responsible for reviewing and monitoring our financial statements and our internal control over financial reporting, and selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Report of the Audit Committee is included beginning on page 38 of this proxy statement.

        Compensation Committee.    The Board also has a Compensation Committee consisting of Barclay F. Corbus, who serves as Chair, Allison H. Abraham, Samuel A. Mitchell and Joseph J. Tabacco, Jr., each of whom is a non-employee and independent as described above. The Compensation Committee is responsible for approving salaries, incentives and other forms of compensation for our executive officers and certain other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included on page 29 of this proxy statement.

        Nominating and Corporate Governance Committee.    The Board also has a Nominating and Corporate Governance Committee consisting of Joseph J. Tabacco, Jr., who serves as Chair, Barclay F. Corbus, Allison H. Abraham, and Samuel A. Mitchell, each of whom is a non-employee and independent as described above. The Committee has authority to recommend Board nominees to the full Board, and also has authority over matters of corporate governance. Each member of the Board of Directors has historically participated in the consideration of director nominees.

  Board and Committee Meetings

        The Board held nine meetings during 2014. The Audit Committee held eight meetings during 2014; the Compensation Committee held six meetings during 2014; and the Nominating and Corporate Governance Committee held four meetings during 2014. Each director attended at least 75% of the meetings of the Board and of each committee on which he or she served during 2014. The non-management members of the Board of Directors meet regularly in executive session without management present.

  Board Leadership Structure

        Patrick M. Byrne serves as our principal executive officer and as a member of the Board of Directors, and Jonathan E. Johnson III, who has previously served as our President and in other executive capacities with the Company, serves as Chairman of the Board. We have not named a lead independent director. At present the Board consists of eight directors; five of whom are independent. We believe that our leadership structure is appropriate because the size of the Board and the composition of the Board permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current structure is serving the Company well at this time. Although Dr. Byrne previously served as both Chairman and Chief Executive Officer, Dr. Byrne has previously stated that as a matter of good institutional design, the roles of Chairman and Chief Executive Officer should be split and, in April

2014, Dr. Byrne requested, with the approval of the Nominating and Corporate Governance Committee and the rest of the Board, that Mr. Johnson, who has previously served the Company in the areas of finance, legal, and government affairs, and who has also had, at one time or another, nearly every part of the Company reporting to him, assume the position of Chairman of the Board. Our decision to separate the roles of Chairman and Chief Executive Officer in April 2014 was based on our perceptions of the Company's best interests at the time. We do not have any procedures for deciding when to separate these positions.

  Board Role in Risk Oversight

        The Board has delegated responsibility for oversight of risk management relating to compensation matters to the Compensation Committee, and for financial and other risk management to the Audit Committee, although the full Board remains involved in risk management. The Committees and the Board receive periodic reports from management regarding various aspects of the Company's risk management program. The manner in which the Board and Committees administer the oversight of risk management has not had any effect on the Board's leadership structure.

  Director Qualifications

        The Nominating and Corporate Governance Committee has developed the Company's Corporate Governance Principles ("Principles"), which have been adopted by the Board. The Principles set forth the Committee's belief that while there are no specific minimum qualifications the Committee believes must be met by a candidate to be recommended by the Committee, candidates for election to the Board should have the highest professional and personal ethics and values. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice, and they must actively represent the interests of the stockholders. The Committee believes that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders. The Principles set forth the Committee's belief that diversity of viewpoint, professional experience and other individual qualities and attributes should be considered to the extent that they relate to the contribution a director is expected to make to the Board and the Company. The Committee periodically reviews the Principles, including the portion regarding diversity. The ability of a candidate to make independent analytical inquiries, the ability to understand the Company's business, and the willingness of a candidate to devote adequate attention and time to the duties of the Board, are all relevant to the qualifications of a candidate. The specific experience, qualifications, attributes or skills that led the Committee to the conclusion that each director should be a director in light of our business and structure are described under "Information Regarding Director Nominees and Other Directors," below.

  Identification and Evaluation of Nominees for Director

        The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well. In the future, the Committee may consider additional candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

        Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual's name, qualifications, and the other information required by the Bylaws as described below in "Other Information—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" to the Secretary of the Company. The Nominating and Corporate Governance Committee

will evaluate any candidates recommended by stockholders against the same criteria applicable to the evaluation of candidates proposed by directors or management.

        The Committee has not approved any nominee for inclusion on our proxy card for the 2015 Annual Meeting other than Patrick M. Byrne, Barclay F. Corbus and Jonathan E. Johnson III, each of whom is a current member of the Board. We have not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee did not receive, by a date not later than the 120th calendar day before the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company's voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

  Communications with the Board

        The Board has adopted resolutions to provide a formal process by which stockholders may communicate with the Board. The process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company's headquarters at 6350 South 3000 East, Salt Lake City, Utah 84121, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to one or more Board members. The determination whether a communication involves a matter appropriate for stockholder communications with the Board is made by either the General Counsel or the Chairman of the Board. Stockholders who desire to utilize the procedures described under "Other Information—Procedure for Submitting Stockholder Proposals" or "—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" should read those sections and the applicable portions of our bylaws and follow the procedures described.

  Annual Meeting Attendance

        Our policy is that Board members should attend annual stockholder meetings if reasonably possible. Except for one director who was unable to attend because of a scheduling conflict, all members of the Board attended the last annual stockholders meeting, which was held in May 2014.

  Code of Ethics

        We have adopted a code of business conduct and ethics that applies to all of our directors and employees, and which includes a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121.

  Policies and Procedures Regarding Related Party Transactions

        The Board has established a written policy and procedures for the review and approval or ratification of related party transactions. Under the Board's policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee's next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person's interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction, including information regarding the extent of the member's interest in the transaction, to the Audit Committee. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.

  Information Regarding Director Nominees and Other Directors

        Set forth below is certain information regarding the nominees for election and all other directors of Overstock whose term of office continues after the 2015 Annual Meeting.

Class I Directors and Nominees for Election for Terms Expiring in 2018

Name	Age	Position with the Company	Director Since
Patrick M. Byrne	52	Chief Executive Officer	October 1999
Barclay F. Corbus	48	None	March 2007
Jonathan E. Johnson III	49	Employee	May 2013

        Dr. Patrick M. Byrne has served as our Chief Executive Officer (principal executive officer), subject to a brief medical leave of absence in 2013, and as a Director since October 1999, as Chairman of the Board from February 2001 through October 2005, and July 2006 through April 2014. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master's Degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Byrne should serve as a director in light of our business and structure were the following. Dr. Byrne has led the Company from revenues of approximately $1.8 million in 1999 to approximately $1.5 billion for the year ended December 31, 2014. He has served as our chief executive officer since 1999 (subject to a brief medical leave of absence in 2013), and has also been directly in charge of marketing, merchandising and other senior executive management functions from time to time. In addition to being the Company's founder, largest stockholder and chief executive officer, Dr. Byrne has led and continues to lead the development of the Company's evolving business model, and he is the Company's chief long-term strategic planner.

        Mr. Barclay F. Corbus has served as a Director of Overstock since March 2007. He is a member of the Audit Committee and the Nominating and Corporate Governance Committee, and is the Chairman of the Compensation Committee. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp., a provider of vehicular natural gas, with responsibility for strategic development, since September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a Bachelor of Arts Degree in Government and has a Master's Degree of Business

Administration in Finance from Columbia Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Corbus should serve as a director in light of our business and structure were his substantial experience in finance, management, and strategic planning, as well as his experience analyzing and evaluating corporate business plans, capital structures and needs, and debt, equity and hybrid financing alternatives resulting from his work for Clean Energy Fuels Corp., WR Hambrecht + Co., and Donaldson, Lufkin and Jenrette.

        Mr. Jonathan E. Johnson III joined Overstock in September 2002. Mr. Johnson is currently a member of Class II, but will stand for re-election as a Class I member of the Board at the 2015 annual meeting. If for any reason Mr. Johnson is not elected to Class I at the 2015 annual meeting, Mr. Johnson would remain a member of the Board serving in Class II until the 2016 annual meeting. Mr. Johnson currently serves as Chairman of the Board of Directors. He served as our President from July 2008 to February 2013, as our Acting Chief Executive Officer from February 2013 to April 2013, and as Executive Vice Chairman of the Board and Corporate Secretary from April 2013 to April 2014. Prior to his service as our President, Mr. Johnson served as our General Counsel and as our Vice President, Strategic Projects and Legal, and Senior Vice President, Corporate Affairs and Legal. Mr. Johnson holds a Bachelor's Degree in Japanese from Brigham Young University, studied for a year at Osaka University of Foreign Studies in Japan, and received his law degree from the J. Reuben Clark Law School at Brigham Young University. Mr. Johnson has served on the Board of Governors of the Salt Lake Chamber of Commerce for many years. He also serves on the executive committee of the Board of Trustees of the Utah Technology Council, the executive committee of the Board of Trustees of the Utah Foundation and the Board of Directors of the National Museum of American Religion. He is a member of the Council of Better Business Bureau's National Partner Leadership Circle. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Johnson should serve as a director in light of our business and structure were his experience as our General Counsel, as our Vice President, Strategic Projects and Legal, as our Senior Vice President, Corporate Affairs, as our President, and as our Acting Chief Executive Officer.

Class II Directors (Terms Expiring in 2016)

Name	Age	Position with the Company	Director Since
Joseph J. Tabacco, Jr	66	None	June 2007
Jonathan E. Johnson III(1)	49	Employee	May 2013
Kirthi Kalyanam	50	None	February 2015

(1)
As described in this proxy statement, Mr. Johnson is currently a member of Class II, but is standing for re-election to the Board at the 2015 meeting as a member of Class I. See "Class I Directors and Nominees for Election for Terms Expiring in 2018," and "Proposal 1—Election of Directors," above.

        Mr. Joseph J. Tabacco, Jr. has served as a Director of Overstock since June 2007. He is a member of the Audit Committee and the Compensation Committee and is the Chairman of the Nominating and Corporate Governance Committee. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman DeValerio (formerly Berman DeValerio Pease Tabacco Burt & Pucillo). A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases and has been involved in all aspects of state and federal litigation. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division, and in both the Central District of California and the Southern District of New

York. Mr. Tabacco frequently lectures and authors articles on securities and antitrust law issues and is a member of the Advisory Board of the Institute for Consumer Antitrust Studies at Loyola University Chicago School of Law. Mr. Tabacco is also a former teaching fellow of the Attorney General's Advocacy Institute in Washington, D.C., and has served on the faculty of ALI-ABA on programs about U.S.-Canadian business litigation and trial of complex securities cases. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Tabacco should serve as a director in light of our business and structure were his extensive experience as a practicing attorney, litigating in the fields of securities fraud, corporate governance, general business litigation and antitrust litigation, including substantial litigation on behalf of investors, including public pension funds and other institutional investors as well as individual investors, in a wide variety of cases involving publicly traded companies, as well as his familiarity with state and federal competition laws and intellectual property rights.

        Dr. Kirthi Kalyanam was appointed to the Board in February 2015. He is currently the J.C. Penney Research Professor and Director of the Retail Management Institute at the Leavey School of Business at Santa Clara University. He has also served as Faculty Director of the Executive MBA program, a visiting Professor at the Graduate School of Business at Stanford University, a guest faculty in the Stanford Executive MMP program, and Senior Vice President and Chief Marketing Officer of SpinCircuit Inc., a provider of supply chain integration services to the electronics industry. He received his Ph.D. in business administration from the Krannert School of Management, Purdue University. His research and expertise are in retailing, Internet and multi-channel marketing, quantitative marketing and the intersection of these areas. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Kalyanam should serve as a director in light of our business and structure were his extensive expertise in in retailing, Internet and multi-channel marketing and quantitative marketing.

Class III Directors (Terms Expiring in 2017)

Name	Age	Position with the Company	Director Since
Allison H. Abraham	52	None	March 2002
Samuel A. Mitchell	71	None	October 2010
Stormy D. Simon	46	President	May 2011

        Ms. Allison H. Abraham has served as a Director of Overstock since March 2002 and is currently the President and Founder of The Newton School, a private, non-profit elementary and middle school located in Sterling, Virginia. She is also a director of The Nebraska Book Company, a provider of college textbooks and related products and services. She is a member of the Compensation Committee and Nominating and Corporate Governance Committee and is the Chairwoman of the Audit Committee. Ms. Abraham managed her own consulting business from October 2001 to November 2008, and has served as a director of privately-held Precision Imaging, Inc. since November 2002. Previously, Ms. Abraham served as President and as a director of LifeMinders, Inc. from May 2000 until October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc. from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a Director of Shoppers Express. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992. Ms. Abraham holds a Bachelor of Arts Degree in Economics from Tufts University and a Master's Degree of Business Administration from the Darden School at the University of Virginia. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Abraham should serve as a director in light of our business and structure were Ms. Abraham's substantial marketing experience and experience running online marketing companies, including her marketing experience with American Express Travel Related Services, her marketing and management positions with Ameritech Corporation, her experience as Vice President of Sales and Marketing and subsequently as President, Chief Operating Officer and a director of Shoppers Express, her experience as Chief Operating Officer of iVillage Inc., and her experience as President and as a director of LifeMinders, Inc.

        Mr. Samuel A. Mitchell has been a director since October 2010. Mr. Mitchell is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. He is also a director of EXCO Resources, Inc., an independent oil and natural gas company, and serves on its Audit, Compensation and Nominating and Corporate Governance committees. Mr. Mitchell was formerly a director of International Coal Group, Inc., a leading producer of coal in Northern and Central Appalachia, and served on its Audit and Compensation Committees until its acquisition in 2011. Since 2004, Mr. Mitchell has been a Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., a Toronto-based property and casualty insurance holding company. Hamblin Watsa is responsible for managing the investments of Fairfax Financial. From 2005 to 2007, Mr. Mitchell was a director of Odyssey Re Holdings Corp., a majority-owned subsidiary of Fairfax Financial that is an underwriter of property and casualty treaty and facultative reinsurance. Prior to joining Hamblin Watsa, Mr. Mitchell was Managing Director and co-founder in 1993 of Marshfield Associates, a Washington, D.C.-based investment counsel firm. Mr. Mitchell also has experience in the healthcare industry, having served as a Director of Research and Federal Relations for the Federation of American Health Systems from 1983 to 1993, and as Director of Research for the Health Industry Manufacturers Association from 1977 to 1981. In 1973, he co-founded Research from Washington, which advised large institutional investors on the outlook and economic impact of legislation and federal government initiatives. Mr. Mitchell started his career in 1968 with the Washington, D.C.-based investment counsel firm, Davidge and Co. He has a B.A. from Harvard College and an M.B.A. from Harvard Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Mitchell should serve as a director in light of our business and structure were his experience as Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., and his four decades of business experience described above. Mr. Mitchell also represents Fairfax, which is one of the Company's largest stockholders.

        Ms. Stormy D. Simon joined Overstock in December 2001. Ms. Simon is our President. In the past she has served in a variety of critical positions, including Co-President and including managing each of the following departments at various times: Business-to-Business, Public Relations, Books, Music, Movies and Games, Co-op Sales, Travel, Customer Care, Partner Care, the Website, both on-line and off-line marketing (including branding), the mobile platform, social media, emerging business (auctions, cars, real estate) and the warehouse. She routinely serves as the "customer's voice" and the "partners' voice" on the management team. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Simon should serve as a director in light of our business and structure were her substantial experience managing numerous aspects of our business and her lead role in our marketing and branding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2014 were Barclay F. Corbus (Chair), Allison H. Abraham, Joseph J. Tabacco, Jr. and Samuel A Mitchell. During 2014:

        None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

        None of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and

        None of the Company's executive officers served on the compensation committee or other board committee performing equivalent functions or as a member of the board of directors of another entity, one of whose executive officers served on the Company's Board or Compensation Committee or other board committee performing equivalent functions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Compensation Committee administers our executive compensation program. The Compensation Committee, which consists entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our named executive officers identified in the Summary Compensation Table below (the "Named Executive Officers"), for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs other than medical benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally. Following is a discussion of the objectives and implementation of our executive compensation programs.

        The Compensation Committee operates under a charter adopted by the Board of Directors. The Compensation Committee periodically reviews the adequacy of its charter and recommends changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and also acts from time to time by written consent. The Compensation Committee reports on its activities and makes recommendations at meetings of the Board. The Compensation Committee reviews comparative executive compensation information from other public companies and surveys, approves executive salaries, approves awards under incentive/bonus plans, and administers the Company's 2005 Equity Incentive Plan. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and management performance appraisals and succession planning. During 2014, our Chief Executive Officer, our President and Co-Presidents, our Senior Vice President, Finance and Risk Management, our Executive Vice Chairman of the Board, and our other executive officers made recommendations and participated in compensation decisions concerning other executive officers. The Compensation Committee does not have the power to delegate any of its authority to any other person. Our Chief Executive Officer does not participate in the Compensation Committee's deliberations regarding his compensation, but in the past has informed the Committee prior to its deliberations that he will not participate in our bonus plan or accept any bonus payment and will not accept a salary of more than $100,000.

2014 Say on Pay Vote and 2011 Say on When Vote

        At the 2014 annual stockholders meeting our stockholders voted, on an advisory basis, to approve our executive compensation. The Compensation Committee was aware of the results of the advisory vote in early 2015 when it made its decisions regarding executives' 2015 salaries and 2014 bonuses, and intends to expressly consider the results of the vote when the Committee considers making awards under the Company's equity compensation plan later in the year. In setting executives' 2015 salaries and approving executives' 2014 bonuses pursuant to the 2014 bonus pool, while the Compensation Committee viewed the favorable vote as validation of our executive compensation, the Compensation Committee's awareness of the advisory vote did not affect the Committee's decisions regarding 2015 salaries and 2014 bonuses.

        At the 2011 annual stockholders meeting the stockholders voted, on an advisory basis, to approve the Board's recommendation that future advisory votes regarding our executive compensation be held once every three years. We plan to hold another "say on pay" vote as well as another "say on when" vote in 2017.

Compensation Objectives

        Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our general compensation philosophy for our executives is that our executives' cash compensation should generally be at levels that are reasonably comparable to those paid at comparable companies, and that our executives' opportunities for more significant compensation should be tied closely to our performance. Although, as discussed below (see "—Elements of Compensation—Why We Pay these Elements of Compensation"), the information the Compensation Committee reviewed in setting 2014 salaries and approving the 2014 Bonus Plan showed that the proposed salaries and estimated bonuses for the Named Executive Officers were substantially below the median cash compensation as shown by the data the Committee reviewed from the Economic Research Institute for comparable positions, our executives recommended the salaries and the 2014 Bonus Plan, and the Compensation Committee accepted their recommendations. We strive to maintain an egalitarian compensation structure among our senior management team, as we believe that paying our Named Executive Officers holding the same or similar titles the same annual compensation package (except for our Chief Executive Officer, who during 2014, at his request, was paid substantially less than the other Named Executive Officers) promotes an environment of teamwork that benefits the Company. We also try to foster an environment in which management leads by example. In addition to our executives' recommendations of the 2014 salaries and of the 2014 Bonus Plan, our Chief Executive Officer refused to accept any salary at all from 2002 until 2011, and refused to accept more than $100,000 annually from 2011 through 2015. Further, he has never accepted a cash bonus. Our annual bonus pool plans are designed to pay for performance. See "Elements of Compensation-2014 Bonus Plan," and "Executive Compensation Action Taken After Year-End," below.

        The objectives of our executive compensation plans and programs are to:

  •
  Emphasize the enhancement of the long-term economic value of the Company;

  •
  Retain the senior executives; and

  •
  Deliver the total executive compensation package in a cost-effective manner.

        Our executive compensation policy is designed to reward decisions and actions that have a positive effect on our financial performance and long-term stock value, and to balance short-term and long-term goals. Since 2008 our approach to equity awards has been to make an annual grant of restricted stock units in an effort to create an equity awards system that will have long-term motivational effects, subject to compliance with the vesting requirements, tied directly to our stock price. We believe that annual restricted stock unit grants, with multi-year vesting requirements, made over a number of years, have the desired effect of providing appropriate incentives tied to the market price of the common stock over a long period of time, without encouraging short-term or inappropriate management decisions.

        We use an annual cash bonus pool as a pay-for-performance program. The cash bonus pool is intended to provide an annual cash incentive to a large group of salaried employees, including the Named Executive Officers, tied to improvements in our annual performance. The actual amount, if any, paid to each Named Executive Officer is subject to potential adjustment, upward or downward, by the Compensation Committee. The Compensation Committee did not make any adjustments to the 2014 bonus payments calculated pursuant to the 2014 Bonus Plan to any of the Named Executive Officers.

        In recent years, we have structured the bonus pool plan to provide bonus opportunities to our salaried employees generally. Beginning with the 2013 Bonus Plan, payments under the plan were allocated to salaried employees generally, including our Named Executive Officers (other than our CEO, who does not participate in the bonus plans), pro rata based on salaries. In structuring the 2013 Bonus Plan and the 2014 Bonus Plan this way, we substantially reduced the amounts of the estimated bonus payments to our Named Executive Officers compared to prior years' plans. As a result, both the 2013 Bonus Plan and the 2014 Bonus Plan were substantially less significant to our Named Executive Officers than their restricted stock unit grants under our equity incentive plan. We recognized that substantially decreasing the potential bonus payments that our Named Executive Officers might earn under the 2014 Bonus Plan compared to the amounts possible in years prior to 2013 might make the 2014 Bonus Plan less of an incentive to our Named Executive Officers than it might otherwise have been. Under our 2013 Bonus Plan, no Named Executive Officer earned a bonus of more than $6,540, and under our 2014 Bonus Plan no Named Executive Officer was considered likely to earn a bonus of more than $16,000. (The highest actual bonus to any Named Executive Officer was $5,136.) However, even with that result for 2013 and relatively low potential payments under the 2014 Bonus Plan, management, including our Named Executive Officers, recommended the same approach with respect to the 2014 Bonus Plan. The Compensation Committee approved this approach for the 2014 Bonus Plan, with the objective of providing an egalitarian bonus plan that would apply to substantially all of the Company's salaried employees. Management and the Compensation Committee believed that the beneficial effects of this approach to the Company would outweigh any negative effects on the motivation of our Named Executive Officers. Management, including the Named Executive Officers, and the Compensation Committee believe that the best way to provide more significant incentive compensation to the Named Executive Officers is through equity awards under our equity incentive plan, as described below.

        In setting the amounts of each component of a Named Executive Officer's compensation and considering his or her overall compensation package, the Compensation Committee annually reviews the history of each executive's salary, bonuses and equity-based grants in prior years. In setting 2014 salaries, the Compensation Committee did not benchmark the salaries, but reviewed market data to ensure that the Committee was aware of current compensation practices. In early 2014 the Compensation Committee reviewed cash compensation data from the Economic Research Institute and 2012 cash compensation information we obtained from public filings with the SEC for each of Energy Solutions (2011 information), Headwaters, Inc., Myriad Genetics, Inc., Nu Skin Enterprises, Inc. and USANA Health Sciences, Inc., each of which is or was a publicly-traded company based in Utah with 2012 or 2011 revenues ranging from approximately $400 million to $2.2 billion (the "Utah Companies"). We selected these five companies because we believe that public companies based in Utah are likely competition for our executives, and these five had revenues reasonably similar to our revenues. The Compensation Committee also reviewed 2012 cash compensation practices at each of IAC/InterActiveCorp., Netflix, Inc., 1-800-FLOWERS.COM, Inc., Coldwater Creek Inc. and Amazon.com, Inc., each of which is or was a publicly held company with a significant retail e-commerce business (the "Internet Retail Companies"). We selected those five companies because they are publicly-traded Internet retailers that are either competitors or have revenues similar to ours.

        The accounting and tax treatment of particular forms of compensation generally do not affect the Compensation Committee's compensation decisions.

Employment Agreements

        None of our Named Executive Officers has an employment or severance agreement. See "Severance and Change of Control Agreements."

Retirement Benefits

        We do not offer any pension plan or other retirement benefits except a 401(k) plan and a nonqualified deferred compensation plan for senior management.

Role of Compensation Consultants

        As described above, during 2014 the Compensation Committee reviewed information, including information the Company obtained from the Economic Research Institute, but did not engage or receive advice from any compensation consultant.

Elements of Compensation

        The elements of total compensation for which our Named Executive Officers other than our Chief Executive Officer (our"CEO") were eligible during 2014 were as follows:

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  Base salary;

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  Annual cash bonuses as part of a bonus pool;

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  Awards under our 2005 Equity Incentive Plan;

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  Matching contributions under our 401(k) plan;

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  Benefits under our health, welfare and supplemental disability benefits plans; and

  •
  Benefits under our Nonqualified Deferred Compensation Plan.

Each of these elements is discussed below.

        Our CEO.    In January 2014, our CEO received a grant of 9,000 restricted stock units under our 2005 Equity Incentive Plan, and agreed to continue receiving a salary of $100,000 annually, but declined to accept any other compensation during or relating to 2014. The restricted stock units vest in three equal annual increments over a three-year period commencing on the date of grant. Prior to 2011, our CEO had never accepted a salary. He has never participated in any of our bonus plans or otherwise received any bonus.

        Base Salary.    The base salaries of the Named Executive Officers are reviewed by the Compensation Committee annually. Salaries for the Named Executive Officers for 2014 were set in January 2014 and were maintained at the same rates being paid to the Named Executive Officers at the end of 2013, which was $100,000 annually for our CEO Dr. Byrne; $300,000 annually for our Senior Vice Presidents, including Mr. Hughes and Mr. Griffin, and $350,000 annually for our Co-Presidents at the time, Ms. Simon and Mr. Nielsen, and for our Executive Vice Chairman at the time, Mr. Johnson. The 2014 salaries are discussed below, and salary income for each Named Executive Officer for calendar year 2014 is reported in the Summary Compensation Table.

        2014 Bonus Plan.    In January 2014, the Compensation Committee also approved a Company-wide bonus pool plan for salaried employees (the "2014 Bonus Plan"). In 2014 we did not have a separate or additional bonus plan for management or for the Named Executive Officers. The 2014 Bonus Plan

was a discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2014 results became available. The total bonus pool under the 2014 Bonus Plan was set to be an amount equal to 20% of the amount, if any, by which a "Measurement Amount" to be calculated under the 2014 Bonus Plan exceeded approximately $31.4 million, with individual bonuses to be paid to all eligible employees at December 31, 2014 pro rata based on the amount of each employee's salary earned during 2014. For purposes of the 2014 Bonus Plan, the term "Measurement Amount" meant net income adjusted for income taxes, capital expenditures, depreciation and amortization, stock-based compensation expenses, 2014 bonuses, capital structure expenses, expenses incurred in connection with certain legal matters, certain development project expenses, international general and administrative expenses, certain anticipated tax credits, and other miscellaneous expenses. Payouts under the 2014 Bonus Plan were not based on achieving any particular target, but no bonuses were to be payable unless the Measurement Amount exceeded approximately $31.4 million. The actual amount of the Measurement Amount for 2014 was approximately $36.9 million.

        The percentages of the bonus pool paid to each of the Named Executive Officers, and the amount of the bonus paid to each of them with respect to 2014, were as follows:

Name	Percentage of Bonus Pool	Amount of 2014 Bonus
Patrick M. Byrne, Chief Executive Officer and Director	—%	$—	(1)
Jonathan E. Johnson III, Chairman(2)	0.47%	$5,136
Stormy D. Simon, President and Director	0.47%	$5,136
David J. Nielsen, Senior Vice President, Business Development	0.47%	$5,136
Robert P. Hughes, Senior Vice President, Finance and Risk Management	0.40%	$4,402
Mark J. Griffin, Senior Vice President, General Counsel and Corporate Secretary	0.40%	$4,402

(1)
The Chief Executive Officer of the Company, Patrick M. Byrne, declined to accept any bonus payment relating to 2014.

(2)
Mr. Johnson served as Executive Vice Chairman and Corporate Secretary until he was appointed Chairman of the Board in April 2014.

        The Compensation Committee did not exercise its discretion to make any adjustments to the bonus payable under the 2014 Bonus Plan to any Named Executive Officer. Our CEO, Dr. Byrne, has never accepted any bonus payment.

        2005 Equity Incentive Plan.    We use the grant of awards under our 2005 Equity Incentive Plan to provide long-term incentive compensation opportunities to our key employees, including the Named Executive Officers. The plan was most recently reapproved by the stockholders in 2012 and provides for the grant of awards, including qualified and non-qualified stock options to purchase shares of our common stock. Options granted under the plan have been granted at a per share exercise price which is not less than 100% of the fair market value of the underlying shares on the date that the option is granted. Accordingly, options granted under the plan have no intrinsic value unless the market price of our common stock increases after the date of grant. We have not granted any options since 2008.

        The plan also provides for the grant of restricted stock awards and other types of awards, although prior to 2008 we had not made any such awards. The plan is designed to provide incentive compensation that aligns management's financial interests with those of our stockholders and encourages management ownership of our common stock. Beginning in 2008, the Compensation Committee has approved annual grants of restricted stock units ("RSUs") under the plan. The Compensation Committee determines the number of RSUs to be granted to key employees, including Named Executive Officers, based on a recommendation of management including the active participation during 2014 of the Chief Executive Officer, the Executive Vice Chairman of the Board and Corporate Secretary, and the President, by determining the aggregate amount the Committee considers appropriate for the entire group and allocating the awards on the basis of management's recommendation and the Compensation Committee's subjective views of the relative ability of key employees or groups of key employees to make positive contributions to the Company. Prior to 2015, we generally made equity grants to key employees, including Named Executive Officers, annually at a regularly scheduled Compensation Committee meeting typically held in late January or early February of each year. In early 2015 the Compensation Committee did not make equity grants to any Named Executive Officer, but expects to do so later in the year. We have not otherwise adopted any specific policy regarding the amount or timing of any stock-based compensation for employees under the plan, although the aggregate amount of the equity grants to employees in recent years has generally been a number of shares approximately equal to 1% of the number of shares outstanding. We have never backdated or repriced options or any other equity award. The aggregate grant date fair value of equity-based awards is set forth in the Summary Compensation Table. Information concerning the number of options and RSUs held by each Named Executive Officer as of December 31, 2014 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table. With the changes made in 2013 and continued in 2014 to our approach to the annual bonus pools described above, the annual RSU grants to our Named Executive Officers have become the most significant incentive compensation arrangement we utilize.

        401(k) Plan.    We maintain a 401(k) plan, in which Named Executive Officers may participate. During 2014 we made 100% matching contributions on the first 6% of eligible compensation deferred by employees. We did not make any profit sharing contributions in 2014. The amounts of the matching contributions to our Named Executive Officers are included in the "All Other Compensation" column of the Summary Compensation Table. Participation in the 401(k) plan is available to employees on a non-discriminatory basis.

        Health and Welfare Benefits.    We provide health, life and disability insurance and other employee benefits programs to our employees, including our Named Executive Officers. We also provide supplemental disability insurance for our senior management team members, including the Named Executive Officers. Except for the supplemental disability insurance, our employee benefits plans are provided on a non-discriminatory basis.

        Nonqualified Deferred Compensation Plan.    We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan, which is described in more detail below, allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We have never made any discretionary contributions to participants' accounts.

        Why We Pay these Elements of Compensation; How We Determine the Amounts; and Interrelationships of these Elements.    The main elements of compensation potentially available to our Named Executive Officers (other than our Chief Executive Officer) for 2014 were (i) base salary, (ii) bonus payments under the 2014 Bonus Plan, and (iii) RSU grants. The three elements operate independently of one another, although in setting them, the Compensation Committee considers the value of each component and the total value of the compensation package being provided to each of the Named Executive Officers, as well as the history of each officer's compensation package. The base salaries we paid the Named Executive Officers during 2014 were paid in order to retain the services of those executives. In setting 2014 salaries for the Named Executive Officers, the Compensation Committee reviewed information from the ERI database showing that the proposed salaries and estimated bonuses for the Named Executive Officers were substantially below the median cash compensation shown by ERI for comparable positions, and that, except for our CEO, the proposed salaries, estimated bonuses and grant date value of proposed RSU grants for the Named Executive Officers combined were slightly above the median cash-only compensation shown by ERI for comparable positions. The information also showed that our CEO's proposed cash compensation was approximately 10% of the median cash compensation shown in the ERI database, and that his proposed cash plus the grant date value of the proposed RSU grant was approximately 40% of the cash-only compensation shown by ERI for an executive in his position. Nevertheless, our CEO had declined to accept anything more, and our management team believed that the compensation packages would be adequate to secure the services of the management team.

        As described above, in January 2014 the Compensation Committee also approved a Company-wide bonus pool plan for eligible salaried employees in which the Named Executive Officers were eligible to participate. Like all other eligible employees, the percentages of the bonus pool payable to Named Executive Officers were pro rata based on the amount of each employee's salary earned during 2014. The Compensation Committee considered the risk that the 2014 Bonus Plan was likely to produce relatively small bonuses for the Named Executive Officers compared with the Company's competitors for executives, but agreed with management's proposal to adopt the 2014 Bonus Plan as a means of incentivizing the majority of the Company's employees. Except for our CEO, who has never accepted any bonus payment, the bonus payments to the Named Executive Officers for 2014 were determined arithmetically in accordance with the 2014 Bonus Plan, without any exercise by the Compensation Committee of its discretionary authority with respect to any Named Executive Officer. The percentages of the pool and the amounts of the bonuses paid to each Named Executive Officer are set forth above in the discussion of the 2014 Bonus Plan.

        The Compensation Committee granted RSUs to our Named Executive Officers and other key employees in early 2014 to provide long-term incentive compensation tied directly to the price of the Company's common stock. The grants were intended to have a retention effect, as they vest in equal annual increments over a three-year period. They were also intended to provide reasonable incentives tied to the price of the Company's common stock, which the Compensation Committee believes to be in the best interests of stockholders generally. The grant date values of the 2014 grants were substantially the same as the grant date values of the 2013 grants, except that the 2014 grant to Mr. Hughes had approximately twice the grant date value of his 2014 grant because of his promotion to the senior vice president level in 2013 after 2013 RSU grants had been made. The Committee agreed with management's recommendation that the RSU grants would be sufficient to retain the services of the Named Executive Officers and would serve to focus the executives on improving the long-term value of the Company.

        The 401(k) plan and the health and welfare benefits we provide are intended to help make our overall compensation packages more attractive to all our employees, including our Named Executive Officers. During 2014 we made 100% matching contributions on the first 6% of eligible compensation deferred by employees. Beginning in 2013, we provided supplemental disability insurance for our senior management team members, including the Named Executive Officers, as reflected in the Summary Compensation Table.

        Risks of Our Compensation Policies and Practices.    We periodically analyze and evaluate risks arising from our compensation policies and practices, and have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Nonqualified Deferred Compensation Plan

        We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are permitted to select from a limited number of investment alternatives available under the Plan. Under the terms of the Deferred Compensation Plan, eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. We have never paid any above-market or preferential earnings on any compensation deferred under the Deferred Compensation Plan.

Executive Compensation Action Taken After Year-End

        On February 5, 2015 the Compensation Committee of the Board (i) approved 2014 bonus payments (calculated pursuant to the Company's 2014 Bonus Plan) to employees, including the Named Executive Officers, (ii) approved a Company-wide bonus pool plan for 2015 (the "2015 Bonus Plan"), in which the Named Executive Officers will be eligible to participate and (iii) approved a plan to make 100% matching contributions on employee contributions to the Company's 401(k) plan of up to 6% of eligible compensation during 2015. The Compensation Committee did not approve any equity awards to any of the Named Executive Officers but expects to do so in the future. The Compensation Committee also approved 2015 salaries for the Named Executive Officers at the annual rates shown below, effective February 15, 2015.

Name and Title	2014 Bonus		2015 Salary
Patrick M. Byrne, Chief Executive Officer	$—	(1)	$100,000
Jonathan E. Johnson III, Chairman and Employee	$5,136		$300,000
Stormy D. Simon, President and Director	$5,136		$400,000
David J. Nielsen, Senior Vice President, Business Development	$5,136		$300,000
Robert P. Hughes, Senior Vice President, Finance and Risk Management	$4,402		$300,000
Mark J. Griffin, Senior Vice President, General Counsel and Corporate Secretary	$4,402		$300,000

(1)
The Chief Executive Officer of the Company, Patrick M. Byrne, declined to accept any bonus payment relating to 2014.

        The 2015 Bonus Plan is a Company-wide discretionary bonus pool plan for salaried employees, subject to adjustment, upward or downward, by the Compensation Committee after 2015 results are available. The total bonus pool under the 2015 Bonus Plan is expected to be an amount equal to 20% of the amount, if any, by which a "Measurement Amount" to be calculated under the 2015 Bonus Plan exceeds a threshold comparable to the prior year's threshold. Bonuses, if any, to be paid to the Named Executive Officers for 2015 will be calculated as (a) the total bonus pool multiplied by (b) the ratio obtained by dividing each Named Executive Officer's 2015 salary by the 2015 salaries earned by all eligible employees for 2015. For purposes of the 2015 Bonus Plan, the term "Measurement Amount" means net income adjusted for income taxes, capital expenditures, depreciation and amortization, stock-based compensation expenses, 2016 bonuses, capital structure expenses, expenses incurred in connection with certain legal matters, certain development project expenses, international development and general and administrative expenses, certain anticipated tax credits, and other miscellaneous expenses. Although the amount of any bonus that may be payable to the Named Executive Officers cannot be calculated at present, the Company estimates that the bonuses payable to Named Executive Officers may be in the range of approximately $4,000 to approximately $15,000. However, there is no minimum or maximum amount.

Timing of Equity Awards

        We did not grant any stock options to any of our Named Executive Officers during 2014. We do not have any program, plan or practice to time option grants, restricted stock unit awards or any other equity awards to our Named Executive Officers or to any other employee in coordination with the release of material non-public information. The Company's Board of Directors and Board committees, including the Compensation Committee, normally schedule their regular meetings at least a year in advance. Meetings of the Compensation Committee are generally held in connection with the regularly scheduled Board meetings. The meetings are scheduled in an effort to meet a number of different timing objectives, including the review of financial results and the review of press releases and filings containing financial results. If the Compensation Committee approves equity awards at future regularly scheduled meetings, those awards may be made shortly before or after the public release of financial results or other material information. However, if that were to occur, it would be as a result of the fact that the Compensation Committee holds its meetings in connection with the Board meetings, not as a result of a program, plan or practice to time option grants or other equity awards. We also do not set the grant date of any equity awards to new executives in coordination with the release of material non-public information, and we have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of executive compensation.

Severance and Change of Control Arrangements

        None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement. Our executive officers hold restricted stock units, and some hold options, issued under our 2005 Equity Incentive Plan, and the vesting of such awards may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the holder within a period of time after a change of control has occurred. The 2005 Equity Incentive Plan provides that in the event of a merger or change of control (as defined in the plan) outstanding awards shall be assumed by the successor or an equivalent award shall be substituted, or the award shall vest and the participant will have the right to exercise the award. The 2005 Equity Incentive Plan also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise. In addition, as described above, our Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

Security Ownership Requirements

        We do not have any policy requiring our Named Executive Officers or directors to own any specified amount of our common stock. Our CEO beneficially owns approximately 26.5% of our common stock.

Hedging Policy

        The Company has a policy prohibiting directors, officers and other employees and members of their immediate families from engaging in short sales of the Company's stock or otherwise engaging in any transaction intended to hedge against or profit from any decrease in the market value of the Company's securities.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2015 proxy statement and in the Company's Annual Report on Form 10-K for 2014.

Barclay F. Corbus (Chair)
Allison H. Abraham
Samuel A. Mitchell
Joseph J. Tabacco, Jr.

Compensation Paid to Executive Officers

        The following table sets forth information for the three years ended December 31, 2014 concerning the compensation for services in all capacities to the Company and its subsidiaries of our principal executive officer, our principal financial officer, our other three most highly compensated executive officers, and one additional individual for whom disclosure would have been provided pursuant to applicable regulations but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. We refer to these individuals throughout this proxy statement as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-equity Incentive Plan Compensation(1) ($)	All Other Compensation(3) ($)	Total(8) ($)
Patrick M. Byrne	2014	$100,000	—	$257,310	—	—	$357,310
Chief Executive Officer and	2013	$100,000	—	$256,900	—	—	$356,900
Director	2012	$100,000	—	$305,100	—	—	$405,100
Jonathan E. Johnson III	2014	$350,000	—	$257,310	$5,136	$27,323	$639,769
Chairman(4)	2013	$350,000	—	$256,900	$6,540	$19,236	$632,676
	2012	$350,000	$99,106	$271,200	—	$23,725	$744,031
Stormy D. Simon	2014	$350,000	—	$257,310	$5,136	$21,008	$633,454
President and Director(5)	2013	$341,859	—	$220,200	$6,388	$8,802	$577,249
	2012	$300,000	$75,706	$237,300	—	$9,152	$622,158
David J. Nielsen	2014	$350,000	—	$257,310	$5,136	$19,540	$631,986
Senior Vice President, Business	2013	$341,859	—	$220,200	$6,388	$10,913	$579,360
Development	2012	$300,000	$75,706	$237,300	—	$7,500	$620,506
Robert P. Hughes	2014	$300,000	—	$214,425	$4,402	$21,136	$539,963
Senior Vice President, Finance	2013	$282,192	—	$110,100	$5,273	$8,661	$406,226
and Risk Management(6)
Mark J. Griffin	2014	$300,000	—	$214,425$	4,402	$19,975	$538,802
Senior Vice President, General
Counsel and Corporate
Secretary(7)

(1)
Bonuses shown for 2012 were paid in February 2013 and relate to 2012. Non-equity Incentive Plan Compensation shown for 2013 was paid in February 2014 and relates to 2013. Non-equity Incentive Plan Compensation shown for 2014 was paid in February 2015 and relates to 2014. Bonuses and Non-equity Incentive Plan Compensation were paid under our annual bonus pool plans. In 2012 we reported bonus payments under our bonus pool plans under the "Bonus" column because of the Compensation Committee's unlimited discretion to modify the amounts of the bonuses. However, as the 2013 Bonus Plan and the 2014

  Bonus Plan were each an "incentive plan" as defined in Item 402 of Regulation S-K and the Compensation Committee has not historically made significant adjustments to plan payments and did not exercise any discretion with respect to any Named Executive Officer's 2013 or 2014 bonus payment, we have reported bonus payments under the 2013 Bonus Plan and the 2014 Bonus Plan under the Non-Equity Incentive Plan Compensation column.

(2)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718.

(3)
Amounts shown include Company-provided 401(k) matching contributions (excluding forfeitures, if any, pursuant to the annual "average deferral percentage" and "annual contribution percentage" tests ("forfeitures") and excluding the effects of the corrections described in note 8). We made 50% matching contributions on the first 6% of eligible compensation deferred by employees for 2012 and 2013 and 100% matching contributions on the first 6% of eligible compensation deferred by employees in 2014.

All Other Compensation for 2014 includes the Company's 401(k) contributions during 2014 in the following amounts: Dr. Byrne: $0; Mr. Johnson: $15,775; Ms. Simon: $15,863; Mr. Nielsen: $15,746; Mr. Hughes: $15,750; and Mr. Griffin: $16,219. All Other Compensation for 2014 also includes the premiums paid by the Company for supplemental disability insurance during 2014 in the following amounts: Dr. Byrne: $0; Mr. Johnson: $4,398; Ms. Simon: $4,076; Mr. Nielsen: $3,794; Mr. Hughes: $5,386; and Mr. Griffin $3,756.

(4)
Mr. Johnson served as Executive Vice Chairman and Corporate Secretary until he was appointed Chairman of the Board in April 2014. All Other Compensation for Mr. Johnson in 2014 includes $6,615 in fees and expenses paid by the Company related to his membership in the Young Presidents' Organization and $535 in fees paid to the Utah State Bar. Mr. Johnson is currently an employee of the Company.

(5)
All Other Compensation for Ms. Simon in 2014 includes a service award of $1,000, a $50 gift card and $19 as reimbursement for taxes.

(6)
Mr. Hughes was not a Named Executive Officer during 2012; consequently, information for 2012 is not included.

(7)
Mr. Griffin was not a Named Executive Officer during 2012 or 2013; consequently, information for 2012 and 2013 is not included.

(8)
During 2014, we made certain corrections under an IRS approved voluntary correction plan to certain 401(k) plan participants with respect to their contributions to the plan from 2006 to 2012. The Summary Compensation Table excludes the effects of these corrections in the following amounts (with deductions from participants' accounts being shown in parentheses): Dr. Byrne: $29,576; Mr. Johnson: ($56,856); Ms. Simon ($42,237); Mr. Nielsen: $3,589; Mr. Hughes: ($1,909); and Mr. Griffin: ($1,855).

        The material factors necessary to understand the summary compensation table above and the grants of plan-based awards table below are described above in the Compensation Discussion and Analysis and in the footnotes to the Summary Compensation Table.

Grants of Plan-Based Awards

        The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2014.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date For Equity-Based Awards	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1) Target(2)	All Other Stock Awards: Number of Shares of Stock or Units(3)(#)	Grant Date Fair Value of Stock Awards(4)
Patrick M. Byrne(5)	January 28, 2014	—	9,000	$257,310
Jonathan E. Johnson III	January 28, 2014	$5,136	9,000	$257,310
Stormy D. Simon	January 28, 2014	$5,136	9,000	$257,310
David J. Nielsen	January 28, 2014	$5,136	9,000	$257,310
Robert P. Hughes	January 28, 2014	$4,402	7,500	$214,425
Mark J. Griffin	January 28, 2014	$4,402	7,500	$214,425

(1)
Amounts reported relate to the Company's 2014 Bonus Plan, which was established on January 28, 2014. Awards under the 2014 Bonus Plan were granted and fully earned in the same fiscal year, and were paid on February 6, 2015. All such payments are reported as 2014 compensation in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
There was no threshold or maximum payout under the 2014 Bonus Plan. The minimum possible payout was $0. The amount shown in the "Target" column is the actual amount of the payout based on the last completed fiscal year's performance.

(3)
Amounts reported relate to restricted stock unit grants under our 2005 Equity Incentive Plan.

(4)
The amounts represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718. The fair market value of the shares on the grant date was $28.59 per share. The shares vest in three equal annual increments on the first three anniversaries of the grant date.

(5)
Our CEO, Dr. Byrne, did not participate in the 2014 Bonus Plan.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards(2)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(4)	Award Grant Date
Patrick M. Byrne	—	—	—		22,500	$546,075	01/24/12
	—	—	—		10,500	$254,835	01/14/13
	—	—	—		9,000	$218,430	01/28/14
Jonathan E. Johnson III	40,000	—	17.08	02/07/17	—	—	02/07/07
	—	—	—		20,000	$485,400	01/24/12
	—	—	—		10,500	$254,835	01/14/13
	—	—	—		9,000	$218,430	01/28/14
Stormy D. Simon	40,000	—	17.08	02/07/17	—	$—	02/07/07
	—	—	—		17,500	$424,725	01/24/12
	—	—	—		9,000	$218,430	01/14/13
	—	—	—		9,000	$218,430	01/28/14
David J. Nielsen	—	—	—		17,500	$424,725	01/24/12
	—	—	—		9,000	$218,430	01/14/13
	—	—	—		9,000	$218,430	01/28/14
Robert P. Hughes	—	—	—		10,000	$242,700	01/24/12
	—	—	—		4,500	$109,215	01/14/13
	—	—	—		7,500	$182,025	01/28/14
Mark J. Griffin	5,000	—	17.08	2/7/2017	—	$—	2/7/2007
	—	—	—		10,000	$242,700	1/24/2012
	—	—	—		4,500	$109,215	1/14/2013
	—	—	—		7,500	$182,025	1/28/2014

(1)
Awards shown in this table consist of option and restricted stock unit grants under the Company's 2005 Equity Incentive Plan.

(2)
Grant dates are shown under "Award Grant Date." Options vest over the first four years of the option term at a rate of 28% at the end of the first year and 2% per month thereafter.

(3)
Grant dates are shown under "Award Grant Date." Restricted stock units awarded during 2014 vest over a three-year period commencing on the date of grant in three equal annual increments. Awards made in 2013 vested at the rate of 40% at the end of year one, 30% at the end of year two, and 30% at the end of year three. Awards made in 2012 had a vesting schedule of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

(4)
Market values have been computed by multiplying the closing market price of the stock on December 31, 2014, which was $24.27, by the number of shares or units.

Option Exercises and Stock Vested in 2014

        The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the Named Executive Officers. No Named Executive Officer exercised any options during 2014.

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vestings (#)	Value Realized on Vestings(1) ($)
Patrick M. Byrne	25,750	$753,700
Jonathan E. Johnson III	24,500	$717,425
Stormy D. Simon	22,250	$651,500
David J. Nielsen	18,500	$541,663
Robert P. Hughes	11,750	$343,888
Mark J. Griffin	11,750	$343,888

(1)
Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company's common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Nonqualified Deferred Compensation Plan

        The following table sets forth information concerning our nonqualified deferred compensation plan for senior management. The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. Participants are permitted to select from a limited number of investment alternatives, which are identified below. The investment alternatives were selected by the Company. A participant may change his or her selection of investment funds no more than six times each year. Eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. Subject to plan restrictions and subject to prior distribution as a result of retirement, separation from service for other reasons, disability or death, and subject to other restrictions, each participant designates the timing of his or her distributions and whether payment is to be made in a lump sum or in equal annual installments over a period of up to five years. Subject to various restrictions, a participant may periodically change the timing of his or her distributions.

 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2014 ($)(1)	Registrant Contributions in 2014 ($)	Aggregate Earnings in 2014 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2014 ($)(1)
Patrick M. Byrne	$—	$—	$—	$—	$—
Jonathan E. Johnson III	$—	$—	$—	$—	$—
Stormy D. Simon	$1,458	$—	$1,889	$—	$38,973
David J. Nielsen	$—	$—	$—	$—	$—
Robert P. Hughes	$—	$—	$408	$—	$5,245
Mark J. Griffin	$7,222	$—	$1,644	$—	$19,938

(1)
All of the 2014 contributions, and none of the 2014 earnings, are reported in the 2014 Summary Compensation Table as compensation. Of the amounts reported in the aggregate balance at December 31, 2014, all of the prior years' contributions were reported in the Company's Summary Compensation Table as compensation for previous years. The 2014 aggregate earnings were calculated based on the actual return on the following funds or securities: American Century Equity Income Fund (actual return: 12.47%); Columbia Acorn International (actual return: –4.28%); Fidelity Balanced Fund (actual return: 10.37%); Fidelity Contra Fund (actual return: 9.56%); Fidelity Low Price Stock Fund (actual return: 7.65%); Fidelity Prime Money Market Institutional Fund (actual return: 0.01%); Oppenheimer Developing Markets Fund (actual return: –4.81%); Pimco Total Return Fund (actual return: 4.69%); Vanguard 500 Index Fund (actual return: 13.51%); and Overstock.com, Inc. Common Stock (actual return: –21.18%%).

COMPENSATION OF DIRECTORS

        We pay our non-employee directors annual cash fees at the rate of $60,000 annually, with payments on a quarterly basis. We also grant restricted stock unit awards to our non-employee directors annually, generally at the first Board meeting after the director first joins the Board, and then periodically thereafter. In 2014 we granted restricted stock units to our non-employee directors as follows:

Name	Grant Date	Number of Restricted Stock Units(1)	Closing Price of Common Stock on Date
Allison H. Abraham	January 28, 2014	3,500	$28.59
Barclay F. Corbus	January 28, 2014	3,500	$28.59
Samuel A. Mitchell	January 28, 2014	3,500	$28.59
Joseph J. Tabacco, Jr.	January 28, 2014	3,500	$28.59

(1)
The restricted stock units vest over a three-year period in three equal annual increments on the first, second, and third anniversaries of the grant date.

        The Board's determination of the amount of restricted stock units that non-employee directors receive has two components. The first is the amount of time and effort the directors are required to devote to the Company's business. In evaluating this, the Board takes into account the fact that the independent non-employee members of the Board during 2014 were also members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and takes into account the time and effort the directors devote to their Board and committee responsibilities. The second component is the Board's perception of the approximate value of the grant of the restricted stock units, based on the recent and historical market values of the underlying common stock, and considering the restricted nature of the grants. The Board attempts to establish the annual grant at a level that, together with the quarterly cash compensation paid to the non-employee directors, provides fair compensation to the non-employee directors for their services to the Company. On an annual basis, the Company's Chairman and Chief Executive Officer have historically made recommendations regarding the restricted stock unit grants, and the Board members have discussed the proposals. None of the Board, any committee of the Board or the Company has retained any consultant or other advisor to make recommendations or otherwise be involved in decisions regarding the compensation of the non-employee directors.

        We have a Non-Employee Directors Nonqualified Deferred Compensation Plan, which allows directors to defer receipt of compensation otherwise payable to them under our existing compensation plans. The terms of the Non-Employee Directors Nonqualified Deferred Compensation Plan are substantially the same as those of our Nonqualified Deferred Compensation Plan for senior management. To date, none of our directors have elected to participate in the Non-Employee Directors Nonqualified Deferred Compensation Plan.

        The following table sets forth information concerning compensation paid to or accrued by the Company with respect to each non-employee member of the Board of Directors during the year ended December 31, 2014. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Allison H. Abraham	$60,000	$100,065	—	160,065
Barclay F. Corbus	$60,000	$100,065	—	160,065
Samuel A. Mitchell	$60,000	$100,065	—	160,065
Joseph J. Tabacco, Jr.	$60,000	$100,065	—	160,065

(1)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of restricted stock awards granted to non-employee members of our Board of Directors, determined in accordance with FASB ASC Topic 718. Each non-employee director received a single grant of 3,500 restricted stock units on January 28, 2014. At December 31, 2014, the number of restricted stock units held by each non-employee director was as follows: Ms. Abraham: 16,750; Mr. Corbus: 16,750; Mr. Tabacco: 16,750; and Mr. Mitchell: 16,750.

(2)
No stock option awards were granted to non-employee members of our Board of Directors during 2014. At December 31, 2014, the number of options held by each non-employee director was as follows: Ms. Abraham: 5,000; Mr. Corbus: 15,000; Mr. Tabacco: 0; and Mr. Mitchell: 0.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

Equity Acceleration

Acceleration upon change of control

        No Named Executive Officer is entitled to any payment or accelerated benefit in connection with a change of control of the Company, or a change in his or her responsibilities following a change of control, except for potential accelerated vesting of stock options and restricted stock units granted under our 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan has complex definitions of "change of control" and resigning for "good reason." Generally speaking, a change of control occurs if (i) we sell or liquidate all or substantially all of our assets; (ii) with certain exceptions, someone, including a group, acquires beneficial ownership of 50% or more of our stock; (iii) a change in the composition of our Board occurs within a one-year period, resulting in less than a majority of our directors being persons approved by existing directors; or (iv) any merger or consolidation of the Company occurs with any other corporation, other than one resulting in the voting securities of the Company prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power of the Company or such surviving entity or its parent after such merger or consolidation.

        The 2005 Equity Incentive Plan is a "double trigger" plan, meaning that unvested stock options and unvested restricted stock units automatically vest immediately only if (i) there is a change of control and (ii) if stock options and restricted stock units are assumed or substituted with stock options or restricted stock units of the surviving company, the participant is terminated or resigns for good reason within 18 months after the change of control. Generally speaking, a resignation is "for good reason" if it results from: (i) the resigning participant having materially reduced duties, title, authority or responsibilities; (ii) the resigning participant having his or her base salary reduced; (iii) the resigning participant having his or her primary work location moved to a facility or a location outside of a 35-mile radius from our present facility or location, or (iv) any act or set of facts or circumstances which would, under applicable case law or statute, constitute a constructive termination of the participant. If the successor entity refuses to assume or substitute for outstanding equity awards, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, the participant will fully vest in the award. For purposes of the 2005 Equity Incentive Plan, an award will be considered assumed if, following the change of control, the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change of control, the consideration (whether stock, cash, or other securities or property) received in the change of control by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the change of control is not solely common stock of the successor entity or its parent, the administrator of the 2005 Equity Incentive Plan may, with the consent of the successor entity, provide for the consideration to be received, for each share and each unit/right to acquire a share subject to the award, to be solely common stock of the successor entity or its parent equal in fair market value to the per share consideration received by holders of common stock in the change of control. The 2005 Equity Incentive Plan includes provisions intended to prevent violations of Section 409A of the Internal Revenue Code. It also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise.

No acceleration upon retirement, death, disability.

        Neither options nor restricted stock units accelerate upon retirement, death or disability.

        The following table shows the estimated potential incremental value of stock options and restricted stock units that would have vested for our Named Executive Officers as of December 31, 2014 under the acceleration scenarios described above. The accelerated restricted stock unit award value is calculated by multiplying the number of accelerated units by the closing price of the underlying shares on December 31, 2014 ($24.27).

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination
Patrick M. Byrne	—	$1,019,340	$1,019,340
Jonathan E. Johnson III	—	$958,665	$958,665
Stormy D. Simon	—	$861,585	$861,585
David J. Nielsen	—	$861,585	$861,585
Robert P. Hughes	—	$533,940	$533,940
Mark J. Griffin	—	$533,940	$533,940

        The following table shows the estimated potential aggregate amounts our Named Executive Officers could have realized from stock options, restricted stock units and Deferred Compensation Plan account distributions if their employment had terminated as of the last business day of fiscal 2014, both including and excluding amounts from accelerated vesting of stock options and restricted stock units as detailed in the table above. The "Total-No Acceleration" column assumes none of the acceleration scenarios covered above has occurred. The "Total-With Acceleration" column assumes acceleration of all unvested stock options and restricted stock units under one or more of the scenarios covered above.

Name	Aggregate Value of Vested Equity Awards ($)	Deferred Compensation Plan Account Balances(1) ($)	Total-No Acceleration ($)	Aggregate Value of Unvested Equity Awards ($)	Total-With Acceleration ($)
Patrick M. Byrne	—	—	—	$1,019,340	$1,019,340
Jonathan E. Johnson III	$287,600	—	$287,600	$958,665	$1,246,265
Stormy D. Simon	$287,600	$38,973	$326,573	$861,585	$1,188,158
David J. Nielsen	—	—	—	$861,585	$861,585
Robert P. Hughes	—	$5,245	$5,245	$533,940	$539,185
Mark J. Griffin	$35,950	$19,938	$55,888	$533,940	$589,828

(1)
To date we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

Deferred compensation plan

        As described above, we have a Deferred Compensation Plan, which allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	801,925	$4.81	2,651,501
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	801,925	$4.81	2,651,501

(1)
At December 31, 2014 the weighted average exercise price excluding restricted stock units was $17.26.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, the following report shall not be deemed to be incorporated by reference into any such filings.

        The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

        The Audit Committee is composed solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

        The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors and approves the activities and performance of the Company's independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2014, and (iii) the independent registered public accounting firm's audit of the effectiveness of the Company's internal control over financial reporting as of December 31, 2014. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed in PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2014 for filing with the Commission.

Members of the Audit Committee
Allison H. Abraham (Chair)
Barclay F. Corbus
Samuel A. Mitchell
Joseph J. Tabacco, Jr.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS, NOMINEES AND 5% STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2015 (except as otherwise noted below) by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors and nominees; and

  •
  all directors and executive officers as a group.

        The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 24,262,109 shares of common stock outstanding as of January 31, 2015, except as otherwise indicated below, and as adjusted as required by rules promulgated by the SEC. Amounts based on Schedule 13G filings are as of December 31, 2014 unless otherwise noted.

	Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent
5% Stockholders
High Plains Investments LLC	5,452,127	(1)	22.5%
700 Bitner Road
Park City, UT 84098
Fairfax Financial Holdings Limited	3,184,677	(2)	13.1%
95 Wellington Street West, Suite 800
Toronto, Ontario Canada M5J 2N7
The Dorothy M. Byrne Grantor Retained Annuity Trusts and the Dorothy M. Byrne Revocable Trust	2,163,542	(3)	9.0%
16 King Road
P.O. Box 85
Etna, NH 03750
Directors, Nominees and Named Executive Officers
Patrick M. Byrne	6,427,792	(4)	26.5%
Allison H. Abraham	39,749	(5)	*
Barclay F. Corbus	35,903	(6)	*
Samuel A. Mitchell	28,481		*
Joseph J. Tabacco, Jr.	29,516		*
Jonathan E. Johnson III	116,608	(7)	*
Stormy D. Simon	116,968	(8)	*
Kirthi Kalyanam, Ph.D.(9)	450		*
David J. Nielsen	16,737		*
Robert P. Hughes	32,388		*
Mark J. Griffin	26,689	(10)	*
Directors and Executive Officers as a Group (16 persons)	6,928,692		28.5%

*
Less than 1% of the outstanding shares of common stock.

(1)
Patrick M. Byrne, our Chief Executive Officer, holds 100% of the voting interest in and controls High Plains Investments LLC. Voting and dispositive power are shared. Reference is hereby made to the Schedule 13D/A filed by Dr. Byrne and other reporting persons on December 4, 2012 for information about the number of shares held by each and the nature of the beneficial ownership of each such person.

(2)
Reference is hereby made to the Schedule 13G/A filed by Fairfax Financial Holdings Limited and other reporting persons on February 13, 2015 for information about the number of shares held by each and the nature of the beneficial ownership of each such person.

(3)
The Dorothy M. Byrne Grantor Retained Annuity Trusts and the Dorothy M. Byrne Revocable Trust each have shared voting power and no dispositive power over all such 2,163,542 shares. Robert Snyder, 16 King Road, P.O. Box 85, Etna, NH 03750 and Daniel Mosley, Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 each have shared voting power and dispositive power over all such 2,163,542 shares. Ownership of certain of such shares was previously reported on Schedule 13Gs filed by John J. Byrne and Dorothy M. Byrne. Reference is hereby made to the Schedule 13G filed by the Dorothy M. Byrne Grantor Retained Annuity Trusts and the Dorothy M. Byrne Revocable Trust and Messrs. Snyder and Mosley on February 12, 2015.

(4)
Patrick M. Byrne's shares include 5,452,127 shares held by High Plains Investments LLC, as to which voting and investment power are shared. See note (1).

(5)
Ms. Abraham's shares include 5,000 shares issuable under stock-based awards.

(6)
Mr. Corbus' shares include 15,000 shares issuable under stock-based awards.

(7)
Mr. Johnson's shares include 40,000 shares issuable under stock-based awards.

(8)
Ms. Simon's shares include 40,000 shares issuable under stock-based awards.

(9)
Dr. Kalyanam was appointed to the Board in February 2015.

(10)
Mr. Griffin's shares include 5,000 shares issuable under stock-based awards.

        The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

OTHER INFORMATION

  Certain Relationships and Related Transactions

        Since January 1, 2014, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.

        From time to time Haverford Valley, L.C., which is an affiliate of ours controlled by our chief executive officer, Patrick M. Byrne, and certain affiliated entities make travel arrangements for our executives and pay the travel related expenses incurred by our executives on Company business. In 2014, the amount we reimbursed Haverford Valley, L.C. for these expenses was $270,000. Although the amount of these reimbursements in 2015 is unknown, the amount could exceed $120,000. The amounts we pay to Haverford Valley, L.C. as reimbursement of air travel expenses are at estimated commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost. Dr. Byrne owns 100% of the equity interest in Haverford Valley, L.C. The amounts paid to Haverford Valley, L.C. are reimbursements of costs incurred on behalf of the Company.

        From time to time the Company employs relatives of our Named Executive Officers. During 2014 the Company did not pay any such relative more than $120,000. Although the Company does not currently propose to pay any such relative more than $120,000 in 2015, the amount paid to a relative of a Named Executive Officer could exceed $120,000 in 2015 or in future years.

        Please see our discussion under "Policies and Procedures Regarding Related Party Transactions" for a description of our policies and procedures relating to related party transactions.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of reports filed by, and on written representations from, our officers, former officers, directors and 10% stockholders, we believe that during 2014 all of our officers, former officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934.

  Procedure for Submitting Stockholder Proposals

        Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and included in the notice of meeting given by or at the direction of the Board of Directors, all proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company, regardless of whether such proposals are intended to be included in the Company's proxy statement for the next annual meeting of the stockholders of the Company, must satisfy the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for stockholder business to be properly brought before an annual meeting by a stockholder, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such business. In addition, such stockholder must have given timely notice of the proposed business and related matters in proper written form to the Corporate Secretary of the Company at the Company's principal executive offices, Attention: Corporate Secretary. Stockholders are not permitted to propose business to be brought before a special meeting of the stockholders.

        To be timely, a stockholder proposal must be received at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholder proposals to be presented at the 2016 annual meeting of stockholders must be received by the Corporate Secretary of the Company at the Company's principal executive offices not earlier than January 6, 2016 nor later than February 5, 2016.

        To be in proper written form, a stockholder's proposal delivered to the Secretary of the Company must set forth as to each matter of business the stockholder intends to bring before the annual meeting the information specified in our Bylaws, including (i) certain information about each Proposing Person (as defined in our Bylaws), (ii) certain information about Disclosable Interests, as defined in our Bylaws and (iii) certain information about the proposed business and related matters as required by our

Bylaws. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws.

        Any stockholder proposal intended to be included in the Company's proxy statement for the next annual meeting of stockholders of the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Company's principal executive offices not later than November 13, 2015. In the event the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

        The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for bringing a proposal. You may contact the Company's Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on February 10, 2014 as Exhibit 3.1 to a Current Report on Form 8-K, available at http://www.sec.gov. In addition to the requirements of our Bylaws, each Proposing Person must comply with all applicable requirements of the Exchange Act.

  Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting.

        Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the nomination satisfies the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for a stockholder nomination to be properly made, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such nomination. As summarized below, the advance notice provisions require a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at the Company's principal executive offices, Attention: Corporate Secretary.

        In order for a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure (as defined in the Bylaws) of the date of such annual meeting was first made. Director nominations to be made at the 2016 annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive offices not earlier than January 6, 2016 nor later than February 5, 2016.

        In order for a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary at the Company's principal executive offices not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

        To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth all of the information required by our Bylaws, including (i) as to each Nominating Person (as defined in our Bylaws) certain information about each Nominating Person, (ii) as to each Nominating Person, certain information about Disclosable Interests, as defined in our Bylaws, and (iii) certain information about each person whom a Nominating Person proposes to nominate for election as a director, as specified in our Bylaws. In addition, the Company may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with applicable requirements or (ii) that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such proposed nominee. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws. In addition to the requirements of our Bylaws, each Nominating Person must comply with all applicable requirements of the Exchange Act.

        The requirements for providing advance notice of a director nomination as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for making a director nomination.

  Costs of Proxy Solicitation

        The solicitation is made on behalf of the Board of Directors of the Company. We will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

        Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also retained Georgeson Inc. to assist in the solicitation of proxies at a cost of approximately $8,800 plus out-of-pocket expenses.

        An Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2014 is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121. The Annual Report is also available on our website at http://www.overstock.com/proxy

  Householding

        Stockholders who share an address may receive only a single copy of the proxy statement, notice of internet availability and Form 10-K. This is known as householding. Stockholders who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee or, if a stockholder of record, the Company at the address shown below. We will promptly deliver a separate copy of any of these materials to any stockholder who contacts our investor relations department at 6350 South 3000 East, Salt Lake City, Utah 84121, or by calling Overstock Investor Relations at (801) 947-3100.

        Stockholders of record residing at the same address and currently receiving multiple copies of the proxy materials may contact our registrar and transfer agent, Computershare Trust Company, N.A. ("Computershare"), to request that only a single copy of the proxy materials be mailed in the future. You may contact Computershare by phone at (877) 373-6374 or by mail at 250 Royall Street, Canton, MA 02021.

By Order of the Board,

Jonathan E. Johnson III Chairman of the Board of Directors

March 12, 2015
Salt Lake City, Utah

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0203QD 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. 3. To consider and act upon any other matter properly coming before the annual meeting. 01 - Patrick M. Byrne 02 - Barclay F. Corbus 03 - Jonathan E. Johnson III 1. Election of Class I Directors: For Withhold For Withhold For Withhold NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 2 3 1 2 4 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK MMMMMMMMMMMMMMM C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 4, 2015. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 1, 2015. Vote by Internet Go to www.envisionreports.com/OSTK Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 5, 2015 The undersigned, having received the Proxy Statement and Notice of Annual Meeting, each dated March 12, 2015, hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-fact, each with full power of substitution and re-substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the Calvin L. Rampton Salt Palace Convention Center, located at 100 S. West Temple, Salt Lake City, Utah, at 1:00 p.m. Mountain Time on May 5, 2015, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. If the undersigned is a participant in the Overstock.com, Inc. 401(k) Plan, the undersigned hereby directs the fiduciary of the Overstock.com, Inc. 401(k) Plan to vote, as designated on the reverse side, all shares of Overstock.com, Inc. that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan at the Annual Meeting of Stockholders to be held on May 5, 2015 and at any adjournment or postponement thereof. PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — Overstock.com, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.